SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 8, 2005

Date of Report

(Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 510, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2005, Fisher Communications, Inc. (the “Company”) entered into an Employment Separation Agreement with William W. Krippaehne, Jr., the Company’s former Chief Executive Officer, who resigned effective January 6, 2005. The following description of the Employment Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Separation Agreement, which is filed as Exhibit 10.1 to this report.

The Employment Separation Agreement provides that Mr. Krippaehne is eligible for the following:

•	payment of all regular salary plus all accrued vacation benefits in the agreed amount of $565,651.15, less authorized deductions and withholding, through the separation date of January 6, 2005;

•	a separation payment in the gross amount of $650,000, payable in four equal quarterly payments on March 31, 2005, June 30, 2005, September 30, 2005 and December 30, 2005, such payments being conditioned on Mr. Krippaehne continuing to satisfy his obligations under the Employment Separation Agreement; and

•	payment of $333.86 each month toward COBRA premiums for Mr. Krippaehne, his spouse and his dependents, for eighteen months or until Mr. Krippaehne is eligible for coverage under any other group health coverage.

The Employment Separation Agreement further provides that Mr. Krippaehne will be vested in the Termination Benefit under the Company’s Supplemental Pension Plan (computed to be $19,146.21 per month), payable as a monthly annuity commencing at age 65 (or, if the Company so elects, as a reduced annuity commencing prior to age 65 or as a lump sum equal to the present value of Mr. Krippaehne’s accrued benefit). In addition, options to purchase 31,240 shares of the Company’s common stock previously granted to Mr. Krippaehne that were not vested and exercisable will be deemed fully vested and fully exercisable as of January 6, 2005. The Employment Separation Agreement provides Mr. Krippaehne will have three months following March 1, 2005 to exercise all his vested stock options.

In consideration for the foregoing, Mr. Krippaehne has agreed, among other things, to a general release of claims against the Company, to not reveal proprietary information, to cooperate with the Company regarding transition issues, to not solicit or hire Company employees and consultants and to not disparage, criticize or otherwise malign the reputation of the Company.

The Company also agreed to reimburse Mr. Krippaehne for $20,000 in attorneys’ fees related to the negotiation and preparation of the Employment Separation Agreement.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment Separation Agreement with William W. Krippaehne, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: March 14, 2005	By	/s/ Robert C. Bateman
Robert C. Bateman
Senior Vice President
Chief Financial Officer

Exhibit Index

10.1	Employment Separation Agreement with William W. Krippaehne, Jr.